Exhibit 10.28

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement is made on October 31, 2009, by and among Optical Cable Corporation, a Virginia corporation (“Buyer”), Applied Optical Systems, Inc. (“Company”), George T. Hazelton Family Trust (“Hazelton Trust”), G. Thomas Hazelton, Jr. (“Hazelton”), and Daniel Roehrs (“Roehrs”) and provides as follows:

RECITALS

A. Buyer, Hazelton and Roehrs have entered into a Stock Purchase Agreement made as of the date hereof (the “Stock Purchase Agreement”).

B. Hazelton Trust and Hazelton have each entered into separate Subordination Agreements with the Company dated as of April 22, 2005 (collectively the “Subordination Agreements”), regarding notes made by the Company and held respectively by each of Hazelton Trust and Hazelton (the “Subordinated Notes”), copies of which are attached hereto as Exhibit A attached to this Agreement.

C. The Company owes Hazelton and Roehrs those amounts set forth on Schedule 5.1(b) to the Stock Purchase Agreement for deferred salaries and deferred commissions (the “Back Payment Amounts”).

D. Buyer has loaned funds to the Company from time to time pursuant to a Loan and Security Agreement dated April 22, 2005, as amended from time to time prior to or after the date of this Agreement (the “Loan Agreement”), which loan is evidenced by a Promissory Note from the Company to the Buyer dated April 22, 2005, as amended from time to time prior to or after the date of this Agreement (the “AOS Loan”).

E. The parties desire to make provision for payment of the Subordinated Notes and the Back Payment Amounts, subject to the provisions of the Subordination Agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Payment of Back Payment Amounts. The Back Payment Amounts shall be paid from positive operating cash flow of the Company (determined in accordance with Generally Accepted Accounting Principles [“GAAP”]), generated by the Company for periods following October 31, 2009, and such Back Payment Amounts shall be paid by the Company once the Company (a) shall have first paid Buyer $300,000, after the date of this Agreement, against any amounts owed Buyer by the Company, from positive operating cash flow of the Company (determined in accordance with GAAP), generated by the Company in periods following October 31, 2009, with any advances made on or after the date of this Agreement to the Company by Buyer treated as negative operating cash flow and (b) shall be current, at the time of any such payment of Back Payment Amounts, in its accounts payable owed by the Company to Buyer for product shipments made by Buyer to the Company on and after the date of this Agreement. The Back Payment Amounts shall be paid to Hazelton and Roehrs pro rata.

2. Payment of Subordinated Notes. Subject in all respects to the provisions of the Subordination Agreements and the Loan Agreement, and only after payment in full of the Back Payment Amounts, the Company shall begin payment of the Subordinated Notes at such time as any payments are made thereafter by the Company against the AOS Loan, (with payments against the Subordinated Notes and the AOS Loan being made pro rata based on relative account balances); provided, however, that any such payments shall only be made from positive operating cash flow of the Company determined in accordance with GAAP; and provided, further, that nothing herein shall prevent payments by the Company against the AOS Loan before payment in full of the Back Payment Amounts or from funds other than positive operating cash flow of the Company.

3. Reaffirmation of Subordination Agreements. The parties hereto (other than Roehrs, who is not a party to a Subordination Agreement) hereby agree that, except as expressly provided herein, all of the terms, provisions and conditions of their respective Subordination Agreements are hereby reaffirmed and ratified in all respects and remain in full force and effect. In the event of any conflict between this Agreement and any such Subordination Agreement, such Subordination Agreement shall control.

4. Governing Law. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, excluding its principles of conflicts of laws. Any disputes arising out of this Agreement or any of the transactions contemplated hereby shall be adjudicated in a State or Federal court of competent civil jurisdiction sitting in the City of Roanoke, Virginia and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of such court for the purposes of any proceeding arising out of this Agreement or any of the transactions contemplated hereby.

5. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

6. Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will any provision be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

7. Mutual Drafting; Person. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto. As used in this Agreement, the term “person” shall mean an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

8. Successors and Assigns. This Agreement and the rights and obligations of the parties hereunder may not be assigned, except (a) by operation of law and (b) that Buyer may assign any of its rights or obligations under this Agreement to any direct or indirect subsidiary or to any affiliate in its sole and absolute discretion; provided, however, that Buyer shall not be released from liability for the timely performance of Buyer’s obligations hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, the successors and assigns of Buyer, Hazelton Trust and the Company, and the heirs and legal representatives of Roehrs and Hazelton.

9. Counterparts; Facsimile Transmission. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original, and all of which counterparts taken together shall constitute but one and the same instrument. Any signatures delivered by a party by facsimile transmission shall be deemed an original signature hereto.

[Execution Page Following]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

OPTICAL CABLE CORPORATION

By:	/S/ NEIL D. WILKIN, JR.
Name: Neil D. Wilkin, Jr.
Title: Chairman, President and CEO

APPLIED OPTICAL SYSTEMS, INC.

By:	/S/ G. THOMAS HAZELTON, JR.
Name: G. Thomas Hazelton, Jr.
Title: General Manager

/S/ G. THOMAS HAZELTON, JR.
G. Thomas Hazelton, Jr.

/S/ DANIEL ROEHRS
Daniel Roehrs

G. Thomas Hazelton Family Trust

By:	/S/ G. THOMAS HAZELTON, JR.
Name: G. Thomas Hazelton, Jr.
Title: Trustee